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                                                                  Exhibit 10.1

                   AGREEMENT TO TERMINATE MANAGEMENT AGREEMENT

         THIS AGREEMENT is made as of this 31st day of March, 2000, between THE TUNICA- BILOXI TRIBE OF LOUISIANA, a federally recognized Indian tribe (the "Tribe"), whose address is P.O. Box 331, Marksville, Louisiana 71351, GRAND CASINOS OF LOUISIANA, LLC- TUNICA-BILOXI, a Minnesota limited liability company ("GCI-LLC"), whose address is 130 Cheshire Lane, Minnetonka, Minnesota 55305, and LAKES GAMING, INC, a Minnesota corporation ("Lakes@), whose address is 130 Cheshire Lane, Minnetonka, Minnesota 55305.

                                    RECITALS

         WHEREAS, the Tribe and Grand Casinos of Louisiana, Inc.--Tunica-Biloxi, a Minnesota corporation ("Grand, Inc.") previously entered into that certain Amended and Restated Management and Construction Agreement dated November 1, 1991 (the "Management Agreement), pursuant to which Grand, Inc. was initially engaged and appointed as, among other things, the manager of the Tribe's gaming enterprise; all capitalized terms used and but not otherwise defined herein shall have the meanings ascribed thereto in the Management Agreement; and

         WHEREAS, all rights and obligations of Grand, Inc. under the Management Agreement and all related contracts and agreements with the Tribe were assigned to and assumed by GCI- LLC pursuant to that certain assignment and assumption agreement dated as of December 31, 1998 by and between Grand, Inc. and GCI-LLC, which assignment and assumption was consented to by the Tribe; and

         WHEREAS, Cottonport Bank ("Cottonport Bank") previously extended certain financing to the Tribe pursuant to that certain Commercial Loan Agreement dated March 17, 1997 (the "Hotel Loan Agreement"), pursuant to the terms of which Cottonport Bank agreed to loan to the Tribe up to $16,500,000 (the AHotel Loan@) for the purposes of, among other things, to construct and furnish a hotel facility and to purchase new gaming equipment, all as more fully set forth therein; and

         WHEREAS, in connection with such Hotel Loan, GCI-LLC and Lakes Gaming have granted to the Bank certain guaranties dated as of February 15, 1999 and Debt Subordination Agreements dated as of February 15, 1999, pursuant to which
(a) GCI-LLC and Lakes Gaming have guaranteed the Hotel Loan and the obligations of the Tribe under the Hotel Loan Agreement, and (b) subordinated to the Cottonport Bank all liabilities and other obligations owing by the Tribe to either GCI-LLC or Lakes (respectively, the "Cottonport Guarantees" and the "Cottonport Debt Subordinations"); and



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         WHEREAS, Hibernia National Bank ("Hibernia Bank") previously extended certain financing to the Tribe pursuant to that certain Commercial Loan Agreement dated May 28, 1999 (the "Equipment Loan Agreement"), pursuant to the terms of which Hibernia Bank agreed to loan to the Tribe up to $6,000,000 (the "Equipment Loan") for the purposes of, among other things, to purchase new gaming equipment, all as more fully set forth therein; and

         WHEREAS, in connection with such Equipment Loan, GCI-LLC and Lakes Gaming have granted to the Hibernia Bank certain Debt Subordination Agreements dated as of May 28, 1999, pursuant to which GCI-LLC and Lakes Gaming have subordinated to Hibernia Bank all liabilities and other obligations owing by the Tribe to either GCI-LLC or Lakes (the "Hibernia Debt Subordinations"); and

         WHEREAS, the Tribe, GCI-LLC and Lakes desire to terminate the Management Agreement and all rights of GCI-LLC thereunder and to repay to GCI-LLC all outstanding loans owing by the Tribe, all pursuant to the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the mutual terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Tribe, GCI-LLC and Lakes agree as follows:

         1. TERMINATION. The parties hereby mutually understand and agree that upon the receipt by GCI-LLC and Lakes of the Termination Payment and the Related Termination Documents, as hereinafter defined (the "Effective Date"), the Management Agreement (except as otherwise provided in Sections 4 and 6 of this Agreement) and all rights and obligations of GCI- LLC thereunder shall be deemed terminated. As consideration for such termination, GCI-LLC shall receive a payment from the Tribe calculated as of the Effective Date (assuming the Effective Date occurs on the date of this Agreement) of $ 23,027,191.83 equal to the sum of the following (collectively, the "Termination Payment"):

           (a) an amount equal to $17,651,509.88 (representing the mutually agreed upon fee for termination of the Management Agreement; and

           (b) the amount of $27,514.38 (representing the outstanding general accounts receivable owing by the Enterprise to GCI-LLC); and

           (c) the amount of $5,348,167.57 (representing the sum of (1) the aggregate outstanding principal balance of all loans owing by the Tribe to GCI-LLC as of the date hereof equal to $5,305,325.25, together with accrued interest of $42,842.32, with interest accruing thereon at the rate of $1,465.25 per day).


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         On the date hereof, the Termination Payment shall be wire transferred to GCI-LLC pursuant to the following wire instructions:

                              Chase Manhattan Bank
                              New York, NY
                              ABA #021000021
                              For credit to Goldman Sachs
                              Account # 9301011483
                              For further credit to Lakes Gaming, Inc.
                              Account #020-52628-1

         2. RELATED TERMINATION DOCUMENTS. On the date hereof, the Tribe has obtained and shall deliver to GCI-LLC and Lakes the following documents (collectively, the "Related Termination Documents"):

           (a) Cottonport Bank Release. A written release from Cottonport Bank in favor of GCI-LLC and Lakes releasing each of them from the Cottonport Guarantees, the Cottonport Debt Subordinations and any and all other obligations owed to Cottonport Bank with respect to the Hotel Loan and the Hotel Loan Agreement, and which shall otherwise be in form and substance acceptable to GCI-LLC and Lakes; and

           (b) Hibernia Bank Release. A written release from Hibernia Bank in favor of GCI-LLC and Lakes releasing each of them from the Hibernia Debt Subordinations and any and all other obligations owed to Hibernia Bank with respect to the Equipment Loan and the Equipment Loan Agreement, and which shall otherwise be in form and substance acceptable to GCI-LLC and Lakes; and

           (c) Certified Tribal Resolution. A resolution of the Tribal Council of the Tribe authorizing the termination of the Management Agreement, the execution, delivery and performance of this Termination Agreement by the Tribe, and each of the terms and provisions contained herein, which resolution shall be certified by the Secretary of the Tribal Council as being true, correct, complete and in full force and effect as of the date hereof.


           3. LAND CONVEYANCE. In exchange for the agreements of the Tribe set forth in this Agreement, GCI-LLC and Lakes agree to convey to the Tribe



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               contemporaneously with the occurrence of the Effective Date all real property owned by such entities, if any, and located adjacent to the Facility. Such conveyance shall be made at the sole expense of the Tribe and on an "AS-IS" "WHERE-IS" basis, without any representations or warranties whatsoever. GCI-LLC and Lakes shall pay in full and shall hold the Tribe forever free and harmless from the payment of any amount (including the Tribe's reasonable attorneys' fees incurred in the defense of any claim made against the Tribe) with respect to unpaid amounts owed on that certain Cash Sale filed on December 29, 1992 at Entry No. 92-9253 of the records of the office of the Clerk of Court for Avoyelles Parish.

           4. CONTINUATION OF LITIGATION INDEMNITY AND INSURANCE PROVISIONS. The parties hereto acknowledge and agree that notwithstanding
               Section 1 of this Agreement, (a) the terms and provisions of
               Section 5.8.2.4 of the Management Agreement, relating to litigation indemnities among the Tribe, GCI-LLC and the Enterprise, shall continue in full force and effect for any applicable litigation currently existing or hereafter commenced on or prior to the two (2) year anniversary of the Effective Date (collectively, the "Subject Litigation") and shall thereafter terminate with respect to the Subject Litigation at such time that all Subject Litigation has been finally settled, dismissed or satisfied and all rights to appeal by any party thereto have been exhausted (the "Indemnity Termination Date"); and (b) the terms of Section 12 of the Management Agreement (relating to the maintenance of insurance by the Tribe and the Enterprise) shall continue in full force and effect until the Indemnity Termination Date. The Tribe further acknowledges and agrees that all claims (including, without limitation, all litigation now or hereafter commenced in connection therewith) listed on the attached "Grand Casinos Avoyelles Guest Lost Damage Report" annexed hereto as Exhibit A, shall constitute claims and litigation against the Enterprise for purposes of Section 5.8.2.4 of the Management Agreement and the same, including, without limitation, the costs of defense thereof by the Tribe and/or GCI-LLC, shall constitute "Operating Expenses" of and are to be paid by the Enterprise.

           5. TRANSITION. The Tribe, GCI-LLC and Lakes agree to take all reasonable steps necessary to insure a smooth transition to the Tribe or any successor manager of all duties and responsibilities of GCI-LLC under the Management Agreement. The Tribe agrees to reimburse GCI-LLC and Lakes for


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               any reasonable out-of-pocket expenses incurred in connection with the turnover of any records and any other transition related actions taken with prior notice to or made at the request of the Tribe.


           6. DISPUTE RESOLUTION. The Tribe, GCI-LLC and Lakes hereby acknowledge and agree that with respect to the Tribe, on the one hand, and GCI- LLC and Lakes on the other hand, the terms of Sections 20, 22 and 23 of the Management Agreement relating to the Tribe's limited waiver of sovereign immunity and submission to jurisdiction and arbitration shall apply to the interpretation and enforcement of the terms and conditions of this Agreement (together with any provisions of the Management Agreement that are to survive the Effective Date pursuant to the express terms of this Agreement) as if fully set forth herein and are hereby incorporated by reference.

           7. MISCELLANEOUS. Each of the parties hereto agrees that upon request of any other party, it shall execute and deliver such additional agreements and documents as may be reasonably necessary to effectuate the intents and purposes of this Agreement. If it is ever determined that the approval of the National Indian Gaming Commission or the Bureau of Indian Affairs is required for the execution, delivery and performance of this Agreement by the parties hereto, the Tribe, GCI-LLC and Lakes agree to take all reasonable action necessary to obtain such approval on the terms and conditions contained herein and to be proponents of all of such terms. This Agreement shall be binding on the Tribe, GCI-LLC and Lakes, and their respective successors and assigns. This Agreement may be executed in counterparts, each of which shall be considered an original and together shall constitute one and the same instrument. If any provision of this Agreement is prohibited by, or is unlawful or unenforceable under, any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

         [The remainder of this page has been intentionally left blank.]


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                           THE TUNICA-BILOXI TRIBE OF LOUISIANA,



                           By:      /s/ Earl J. Barbry, Sr.
                              -------------------------------------
                                    Earl J. Barbry, Sr.,  Chairman



         [SIGNATURE PAGE TO AGREEMENT TO TERMINATE MANAGEMENT AGREEMENT]



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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                           GRAND CASINOS OF LOUISIANA,
                           LLC-TUNICA-BILOXI


                           By:      /s/ Timothy J. Cope
                              ----------------------------------------------
                                    Timothy J. Cope, Chief Financial Officer


                           LAKES GAMING, INC.



                            By:     /s/ Timothy J. Cope
                              ----------------------------------------------
                                    Timothy J. Cope, Chief Financial Officer




         [SIGNATURE PAGE TO AGREEMENT TO TERMINATE MANAGEMENT AGREEMENT]



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                                    EXHIBIT A
                 TO AGREEMENT TO TERMINATE MANAGEMENT AGREEMENT

        (ATTACH COPY OF GRAND CASINO AVOYELLES GUEST LOST DAMAGE REPORT)





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